STOCK PURCHASE AGREEMENT

                                      AMONG

                      MRS. FIELDS' ORIGINAL COOKIES, INC.,
                                    as Buyer,

                                       and

             LAWRENCE J. COHEN, MILDRED S. COHEN, JEROME E. MOUTON,
                    STEVEN J. BRYAN and JASON A. PILTZMAKER,
                    holders of all outstanding capital stock
                                       of
                               DEBLAN CORPORATION,
                                   as Sellers

                     EFFECTIVE FOR ACCOUNTING PURPOSES AS OF
                                  June 30, 1998

                                TABLE OF CONTENTS



1.       Definitions.........................................................  1

2.       Purchase and Sale of Company Shares.................................  7

         (a)      Basic Transaction..........................................  7
         (b)      Purchase Price.............................................  7
         (c)      Working Capital Requirement................................  8
         (d)      Purchase Price Adjustment for Liabilities..................  8
         (e)      Purchase Price Adjustment Statement........................  8
         (f)      Review of Purchase Price Adjustment Statement. ............  8
         (g)      Payment of Adjustments.  ..................................  9
         (h)      The Pre-Closing and the Closing............................  9
         (i)      The Escrow/The Escrow Agreement............................ 10
         (j)      Deliveries at the Closing.................................. 10

3.       Representations and Warranties Concerning the Transaction........... 11

         (a)      Representations and Warranties of the Sellers.............. 11

                  (i)      Authorization of Transaction...................... 11
                  (ii)     Noncontravention.................................. 11
                  (iii)    Brokers' Fees..................................... 11
                  (iv)     Company Shares.................................... 11
                  (v)      Absence of Indebtedness and Claims................ 12

         (b)      Representations and Warranties of the Buyer................ 12

                  (i)      Organization of the Buyer......................... 12
                  (ii)     Authorization of Transaction...................... 12
                  (iii)    Non-Contravention................................. 12
                  (iv)     Brokers' Fees..................................... 13
                  (v)      Investment........................................ 13

4.       Representations and Warranties Concerning the Company............... 13

         (a)      Organization, Qualification, and Corporate Power........... 13
         (b)      Capitalization............................................. 14
         (c)      Non-Contravention.......................................... 14
         (d)      Brokers' Fees.............................................. 15
         (e)      Title to Assets............................................ 15

         (f)      Financial Statements....................................... 15
         (g)      Events Subsequent to Most Recent Fiscal Year End........... 15
         (h)      Undisclosed Liabilities.................................... 18
         (i)      Legal Compliance........................................... 18
         (j)      Tax Matters................................................ 18
         (k)      Real Property.............................................. 20
         (l)      Intellectual Property...................................... 21
         (m)      Tangible Assets............................................ 23
         (n)      Inventory.................................................. 23
         (o)      Contracts.................................................. 23
         (p)      Notes and Accounts Receivable.............................. 25
         (q)      Powers of Attorney......................................... 25
         (r)      Insurance.................................................. 25
         (s)      Litigation................................................. 26
         (t)      Product Warranty........................................... 26
         (u)      Product Liability.......................................... 26
         (v)      Employees.................................................. 27
         (w)      Employee Benefit........................................... 27
         (x)      Guaranties................................................. 29
         (y)      Environment, Health, and Safety............................ 29
         (z)      Certain Business Relationships with the Company............ 30
         (aa)     Disclosure................................................. 30

5.       Pre-Closing Covenants............................................... 30

         (a)      General.................................................... 30
         (b)      Notices and Consents....................................... 30
         (c)      Operation of Business...................................... 30
         (d)      Preservation of Business................................... 32
         (e)      Full Access................................................ 32
         (f)      Notice of Developments..................................... 32
         (g)      Exclusivity................................................ 33

6.       Post-Closing Covenants.............................................. 33

         (a)      General.................................................... 33
         (b)      Litigation Support......................................... 33
         (c)      Transition................................................. 34
         (d)      Confidentiality............................................ 34
         (e)      Covenant Not to Compete.................................... 34

7.       Conditions to Obligation to Close................................... 35

         (a)      Conditions to Obligation of the Buyer...................... 35
         (b)      Conditions to Obligation of the Sellers.................... 38

8.       Remedies for Breaches of This Agreement............................. 39

         (a)      Survival of Representations and Warranties................. 39
         (b)      Indemnification Provisions for Benefit of the Buyer........ 39
         (c)      Indemnification Provision for Benefit of the Sellers....... 40
         (d)      Indemnification Limitations................................ 40
         (e)      Matters Involving Third Parties............................ 41
         (f)      Determination of Adverse Consequences...................... 42
         (g)      Officer/Director Indemnification........................... 42
         (h)      Certain Set-Off Rights..................................... 43
         (i)      Other Indemnification Provisions........................... 43
         (j)      Sellers' Release of Claims................................. 44
         (k)      Release and Indemnification from Guaranties.  ............. 44

9.       Termination......................................................... 44

         (a)      Termination of Agreement................................... 44
         (b)      Effect of Termination...................................... 45

10.      Miscellaneous....................................................... 45

         (a)      Press Releases and Public Announcements.................... 45
         (b)      No Third-Party Beneficiaries............................... 46
         (c)      Entire Agreement........................................... 46
         (d)      Succession and Assignment.................................. 46
         (e)      Counterparts............................................... 46
         (f)      Headings................................................... 46
         (g)      Notices.................................................... 46
         (h)      Governing Law.............................................. 47
         (i)      Amendments and Waivers..................................... 47
         (j)      Severability............................................... 47
         (k)      Expenses................................................... 47
         (l)      Construction............................................... 48
         (m)      Incorporation of Exhibits, Annexes, and Schedules.......... 48
         (n)      Specific Performance....................................... 48
         (o)      Dispute Resolution......................................... 48
         (p)      Submission to Jurisdiction................................. 50
         (q)      Attorneys' Fees............................................ 50
         (r)      Joinder of Spouse.......................................... 50

                                    EXHIBITS

         A        List of Related Transactions
         B        Escrow Agreement
         C        [Intentionally Blank]
         D        Financial Statements of the Company
         E        Form of Opinion of the Sellers' Counsel
         F        Allocation of Purchase Price


                                     ANNEXES

         I        Exceptions to Sellers Representations
         II       Exceptions to Buyers Representations


                                    SCHEDULES

         4(a)              Organization
         4(b)              Capitalization
         4(c)              Non-Contravention
         4(e)              Title to Assets
         4(g)              Absence of Changes
         4(j)              Tax Returns
         4(k)(ii)          Real Property Leased or Subleased
         4(l)(i)           Intellectual Property
         4(l)(iii)         Intellectual Property Licenses to Third Parties
         4(l)(iv)          Licenses From Third Parties
         4(o)              Contracts
         4(q)              Powers of Attorney
         4(r)              Insurance
         4(s)              Litigation
         4(v)              Accrued Leave
         4(w)              Employee Benefit Plans
         4(x)              Guaranties
         4(z)              Certain Business Relationships
         5(c)              Operation of Business
         5(d)              Preservation of Business
         5(f)              Notice of Developments
         7(a)(viii)        Resigning Officers and Directors
         7(b)(vi)          Excluded Assets

                            STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT ("Agreement") effective for accounting purposes as of June 30, 1998 (the "Effective Date"), and for all other purposes, on the Closing Date (defined herein), by and among Mrs. Fields' Original Cookies, Inc. a Delaware corporation (the "Buyer"), Deblan Corporation, a Delaware corporation (the "Company"), and Lawrence J. Cohen ("Cohen"), Mildred
S. Cohen, Jerome E. Mouton, Steven J. Bryan and Jason A. Piltzmaker (referred to herein individually as a "Seller" and collectively as the "Sellers"). The Buyer and the Sellers are referred to collectively herein as the "Parties."

             The  Sellers  own  one  hundred   percent   (100%)  of  the  issued
outstanding capital stock of the Company.

             This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the issued and outstanding capital stock of the Company in return for cash and other consideration set forth herein.

             Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.


             1.       Definitions.

                         "Adverse   Consequences"  means  all  actions,   suits,
                    proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

                         "Affiliate"  has the meaning set forth in Rule 12b-2 of
                    the regulations  promulgated  under the Securities  Exchange
                    Act.

                         "Affiliated  Group" means any  affiliated  group within
                    the meaning of Code Sec. 1504, or any similar group defined under a similar provision of state, local or foreign law.

                         "Basis"  means  any past or  present  fact,  situation,
                    circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

                         "Buyer" has the meaning set forth in the preface above.

                         "Buyer's  Counsel"  has the  meaning  set forth in 2(h)
                    below.

                         "Closing" has the meaning set forth in 2(h) below.

                         "Closing Date" has the meaning set forth in 2(h) below.

                         "Code"  means the  Internal  Revenue  Code of 1986,  as
                    amended.

                         "Cohen" has the meaning set forth in the preface above.

                         "Company"  has the  meaning  set  forth in the  preface
                    above.

                         "Company  Share"  means any share of the Common  Stock,
                    Ten Cents ($.10) par value per share, of the Company.

                         "Company's  Closing  Liabilities" means two obligations
                    of the Company to Premier Bank, N.A., on the Closing Date in the approximate amounts of $8,000 and $624,000, respectively.

                         "Confidential   Information"   means  any   information
                    concerning the businesses and affairs of the Company that is not generally available to the public.

                         "Controlled  Group of Corporations" has the meaning set
                    forth in Code Sec. 1563.

                         "Deferred Intercompany Transaction" has the meaning set
                    forth in Treas. Reg. 1. 1502-13.

                         "Disclosure  Schedule"  has the  meaning set forth in 4
                    below.

                         "Discrepancy  Notice" has the meaning set forth in 2(f)
                    below.

                         "Effective  Date"  has the  meaning  set  forth  in the
                    preface above.

                         "Employee  Benefit  Plan"  means  any (a)  nonqualified
                    deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or
                    (d) Employee Welfare Benefit Plan or

                         "Employee  Pension  Benefit  Plan" has the  meaning set
                    forth in ERISA Sec. 3(2).

                         "Employee  Welfare  Benefit  Plan" has the  meaning set
                    forth in ERISA Sec. 3(1).

                         "Environmental,  Health,  and  Safety  Laws"  means the
                    Comprehensive   Environmental  Response,   Compensation  and
                    Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                         "ERISA" means the Employee  Retirement  Income Security
                    Act of 1974, as amended.

                         "Escrow  Account"  has the  meaning  set  forth in 2(i)
                    below.

                         "Escrow Agent" has the meaning set forth in 2(i) below.

                         "Escrow  Agreement"  has the  meaning set forth in 2(i)
                    below.

                         "Escrowed Buyer Documents" has the meaning set forth in
                    2(h)(i) below.

                         "Escrowed  Deferred Payments" has the meaning set forth
                    in 2(b)(ii) below.

                         "Escrowed  Seller  Documents" has the meaning set forth
                    in 2(h)(i) below.

                         "Excess  Loss  Account"  has the  meaning  set forth in
                    Treas, Reg. 1.1502-19.

                         "Excluded Assets" has the meaning set forth in 7(b)(vi)
                    below.

                         "Extremely  Hazardous  Substance"  has the  meaning set
                    forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

                         "Fiduciary"  has the  meaning  set forth in ERISA  Sec.
                    3(21).

                         "Financial  Statements"  has the  meaning  set forth in
                    4(f) below.

                         "Franchisee   Litigation"  refers  to  any  pending  or
                    threatened claims, liabilities or litigation asserted against the Buyer by or on behalf of the Sellers, the Company, Great American Cookie Company or any area developer, franchisee, licensee or agent thereof, including without limitation, all of the claims asserted, or that could be asserted, in that certain action styled Robert and Sheila Goldberg v. Great American Cookie Company, Mrs. Fields' Original Cookies, Inc. et al., Case No. MER-L-3502-97, pending in The Superior Court of New Jersey, Law Division, Mercer County.

                         "GAAP"   means   United   States   generally   accepted
                    accounting principles as in effect from time to time.

                         "GACC"  means any person or entity,  including  without
                    limitation Great American Cookie Company or its parent or affiliated entities.

                         "Indemnified  Party" has the  meaning set forth in 8(e)
                    below.

                         "Indemnifying  Party" has the meaning set forth in 8(e)
                    below.

                         "Intellectual   Property"   means  (a)  all  inventions
                    (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, recipes, formulas, production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

                         "Knowledge"  means actual  knowledge  after  reasonable
                    investigation.

                         "Liability"  means  any  liability  (whether  known  or
                    unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                         "Most Recent  Balance  Sheet"  means the balance  sheet
                    contained within the Most Recent Financial Statements.

                         "Most Recent Financial  Statements" has the meaning set
                    forth in 4(f) below.

                         "Most  Recent  Fiscal  Month End" has the  meaning  set
                    forth in 4(f) below.

                         "Most Recent Fiscal Year End" has the meaning set forth
                    in 4(f) below.

                         "Multiemployer Plan" has the meaning set forth in ERISA
                    Sec. 3(37).

                         "Office   Suite  Lease"   means  that   certain   Lease
                    Agreement, dated April 23, 1990, as amended, by and between the Company and Resolution Trust Corporation as Receiver of University Federal Savings Association, covering those certain premises more particularly described therein at 8300 FM 1960, Houston, Texas.

                         "Ordinary Course of Business" means the ordinary course
                    of  business   consistent  with  past  custom  and  practice
                    (including with respect to quantity and frequency).

                         "Party" has the meaning set forth in the preface above.

                         "PBGC" means the Pension Benefit Guaranty Corporation.

                         "Person"   means  an  individual,   a  partnership,   a
                    corporation, limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                         "Pre-Closing" has the meaning set forth in 2(h) below.

                         "Pre-Date" has the meaning set forth in 2(h) below.

                         "Pre-Closing  Escrow" has the meaning set forth in 2(h)
                    below.

                         "Prohibited  Transaction"  has the meaning set forth in
                    ERISA Sec. 406 and Code Sec. 4975.

                         "Purchase  Price"  has the  meaning  set  forth in 2(b)
                    below.

                         "Purchase  Price  Adjustment for  Liabilities"  has the
                    meaning set forth in 2(d) below.

                         "Purchase Price Adjustment for Working Capital" has the
                    meaning set forth in 2(c)(ii) below.

                         "Purchase Price  Adjustment  Statement" has the meaning
                    set forth in 2(e) below.

                         "Related Transactions" means the transactions described
                    on Exhibit A to be entered into among any of the Buyer and other Persons and closed concurrently or in conjunction with the transactions that are the subject of this Agreement.

                         "Reportable  Event" has the  meaning set forth in ERISA
                    Sec. 4043.

                         "Securities  Act" means the  Securities Act of 1933, as
                    amended.

                         "Securities Exchange Act" means the Securities Exchange
                    Act of 1934, as amended.

                         "Security Interest" means any mortgage,  pledge,  lien,
                    encumbrance,  charge, or other security interest, other than
                    (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                         "Seller"  and  "Sellers"  have the meaning set forth in
                    the preface above.

                         "Store" or  "Stores"  has the meaning set forth in 4(a)
                    below.

                         "Store  Leases"  has the  meaning set forth in 4(k)(ii)
                    below.

                         "Subsidiary"  means any (A) corporation with respect to
                    which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors, or (B) limited liability company of which a specified Person (or a Subsidiary thereof) is a member or managing member, or (C) any other entity in which the Company has any ownership interest.

                         "Tax"  means any  federal,  state,  local,  or  foreign
                    income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec.
                    59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                         "Tax  Return"  means any return,  declaration,  report,
                    claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                         "Third  Party  Claim" has the meaning set forth in 8(e)
                    below.

                         "Working Capital" means the excess of Company's current
                    assets (consisting of the Company's cash, accounts receivable, inventories and other current assets set forth on the Most Recent Balance Sheet), less the Company's current liabilities (consisting of the Company's accounts payables, accrued liabilities, and other current liabilities (excluding the Company's Closing Liabilities)).

               2. Purchase and Sale of Company Shares.

                    (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, for the consideration specified below in this 2, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of the Company Shares owned by each such Seller, in the aggregate constituting all of the issued and outstanding Company Shares.

                    (b) Purchase Price.  Subject to the adjustments set forth in
               2(c)(ii) and 2(d) below, in consideration for the delivery of the Company Shares, the Buyer agrees to pay and deliver to the Sellers at the Closing the aggregate consideration consisting of Ten Million Four Hundred Sixty-Five Thousand Dollars ($10,465,000.00) (the "Purchase Price"), payable to the Sellers by wire transfer or delivery of other immediately available funds, of which:

                              (i) Nine Million Four Hundred Sixty-Five  Thousand
                      Dollars ($9,465,000.00) shall be paid by the Buyer to the Sellers at the Closing, allocated among the Sellers in the manner set forth on Exhibit F attached hereto; and

                              (ii) One Million Dollars  ($1,000,000.00) shall be
                      deposited  by the  Buyer  into  the  Escrow  Account  (the
                      "Escrowed Deferred Payments") for disbursement to Cohen contingent upon and subject to the terms and conditions of 2(f) below and the Escrow Agreement.

                    (c) Working Capital Requirement

                              (i) Upon the Closing Date,  the Company shall have
                      Working Capital in an amount not less than Four Hundred Thousand Dollars ($400,000.00) which Cohen represents and warrants, based on the Company's historical experience, is an adequate amount of working capital for the operation of the Company's business after the Closing in the same manner as presently conducted.

                              (ii) To the extent  that the  amount,  if any,  by
                      which the Company's Working Capital as of the Closing Date is less than Four Hundred Thousand Dollars ($400,000.00), the Purchase Price shall be decreased by such amount; to the extent that the amount, if any, by which the Company's Working Capital as of the Closing Date is greater than Four Hundred Thousand Dollars ($400,000.00), the Purchase Price shall be increased by such amount; the adjustment to the Purchase Price based on the Working Capital as described herein shall be referred to as the "Purchase Price Adjustment for Working Capital".

                    (d) Purchase Price Adjustment for Liabilities. To the extent that the amount, if any, by which the Company's Closing Liabilities are less than One Million Dollars ($1,000,000.00), the Purchase Price shall be increased by such amount; to the extent that the amount, if any, by which the Company's Closing Liabilities are greater than One Million Dollars ($1,000,000.00), the Purchase Price shall be decreased by such amount; the adjustment to the Purchase Price based on the Company's Closing Liabilities as described herein shall be referred to as the "Purchase Price Adjustment for Liabilities".

                    (e) Purchase Price Adjustment Statement.  Within thirty (30)
               days after the Closing, the Buyer shall cause the Company's accountants, at the Company's expense to, prepare and deliver to Cohen a statement (the "Purchase Price Adjustment Statement") based on the financial statements of the Company, prepared in accordance with GAAP, and showing (i) the calculation of the amount of the Company's current assets and current liabilities as of the Closing Date, (ii) the calculation of the Company's Closing Liabilities, (iii) the calculation of the Purchase Price Adjustment for Working Capital, if any, (iv) the calculation of the Purchase Price Adjustment for Liabilities, if any.

                    (f) Review of Purchase  Price  Adjustment  Statement.  Cohen
               shall have the right to review the Purchase Price Adjustment Statement (and supporting work papers) and provide written notice to the Buyer of Sellers' objections, if any, with respect to any error, omission or other discrepancy in the Purchase Price Adjustment Statement (the "Discrepancy Notice") until twenty (20) days following the Sellers' receipt of the Purchase Price Adjustment Statement. The Buyer and the Sellers shall work together in good faith to resolve any such dispute and agree on the final Purchase Price Adjustment Statement. In the event that the Buyer and the Sellers cannot agree on the final Purchase Price Adjustment Statement within ten (10) days after delivery of the Sellers' Discrepancy Notice, the Buyer and Sellers shall refer the disputed issue or issues to a national independent public accounting firm (other than the regular accountants for any Party or any accountants who prepared the Purchase Price Adjustment Statement) which is reasonably acceptable to each Party (the "Arbitrating Accountants") within fifteen (15) days following delivery of the Sellers' Discrepancy Notice. The Arbitrating Accountants shall be instructed to render a decision, which shall be binding upon both parties, within twenty (20) days. Each Party shall be entitled to present any information or analysis concerning the matter in good faith to the Arbitrating Accountants with a copy concurrently provided to the other Party. The Buyer and Sellers shall each bear their own fees and expenses, and the fees and expenses of the Arbitrating Accountants shall be shared equally by the Buyer and the Sellers.

                    (g)  Payment  of  Adjustments.  Any  amount  payable  to the
               Sellers or the Buyer resulting from the Purchase Price Adjustment for Working Capital or the Purchase Price Adjustment for Liabilities set forth in 2(c)(ii) and 2(d) above shall be paid to the appropriate Party via wire transfer or other immediately available funds, within ten (10) days after the Purchase Price Adjustment for Working Capital or the Purchase Price Adjustment for Liabilities, as appropriate, is finally determined. No interest will be payable in respect of the Purchase Price Adjustment for Working Capital or the Purchase Price Adjustment for Liabilities.

                    (h) The Pre-Closing and the Closing

                              (i)      The Pre-Closing.

                                       Upon  the  terms  and   subject   to  the
                              satisfaction of the conditions contained in this Agreement, the pre-closing of the transactions contemplated by this Agreement (the "Pre-Closing") will take place at the offices Jones, Waldo, Holbrook & McDonough ("Buyer's Counsel"), 170 South Main St., Suite 1500 Salt Lake City, UT at 10:00 A.M. (local time) on or about July 30, 1998, or at such other place or time as the parties may agree. At the Pre-Closing, the Parties will deliver into an escrow (the "Pre-Closing Escrow") the various documents to be delivered at the Closing by Sellers, the Company, or Buyer (which documents will be executed as required, and undated), to be held by Buyer's Counsel; provided that the documents described in 7(a)(iii) need not be delivered to the Pre-Closing but shall be delivered by the Closing. The date and time at which the Pre-Closing actually occurs is hereinafter referred to as the "Pre-Closing Date".

                                       Each  Seller  hereby  authorizes  Buyer's
                              Counsel to cause to be delivered into the Pre-Closing Escrow the documents and items in respect of the Sellers described in Section 7(a) (the "Escrowed Seller Documents"). At the Pre-Closing, Buyer will deliver in the Pre-Closing Escrow such documents, instruments and writings as are required to be delivered at the Closing by Buyer at or prior to the Closing Date pursuant to
                              Section 7(b) or otherwise required in connection herewith (the "Escrowed Buyer Documents"). At the Closing, Buyer shall deliver to the Sellers the Escrowed Buyer Documents and the portion of the Purchase Price to be paid at the Closing as described in Section 2(b)(i).

                              (ii)     The Closing.

                                       Upon  delivery  of all  of  the  Escrowed
                              Seller Documents and Escrowed Buyer Documents and the closing of the Related Transactions, and satisfaction of the conditions to Closing set forth in Section 7(a) then the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer's Counsel on the date of the closing of the Related Transactions, or such other date as the Buyer and the Sellers may mutually determine (the "Closing Date"). The deliveries to be made at Closing are described in 2(j) below.

          (i) The Escrow/The Escrow Agreement. The Escrowed Deferred Payments shall be deposited into an escrow (the "Escrow Account") established by the Buyer and the Sellers prior to the Closing with Centennial Bank (the "Escrow Agent") at its offices located at 46th and Harrison Streets, Ogden, Utah 84403, for disbursement subject to the terms and conditions set forth in that certain escrow agreement executed by the Parties and the Escrow Agent on or before the Closing substantially in the form and substance of Exhibit B hereto (the "Escrow Agreement"). Subject to the terms and conditions of the Escrow Agreement, the Escrowed Deferred Payments, less all amounts that after the Closing may be recouped from or set-off against the Escrowed Deferred Payments pursuant to 8(h) below, shall be payable from the Escrow Account in two (2) equal installments on the first and the second annual anniversary, respectively, of the Closing Date. The Closing Date shall be set forth in the Escrow Agreement.

          (j) Deliveries at the Closing. At the Closing, (i) Buyer's Counsel will deliver to the Buyer the various certificates, instruments, and documents referred to in 7(a) below, including the Escrowed Seller Documents being held in the Pre-Closing Escrow, (ii) Buyer's Counsel will deliver to the Sellers the various certificates, instruments, and documents referred to in 7(b) below, including the Escrowed Buyer Documents, being held in the Pre-Closing Escrow, and (iii) the Buyer will deliver to the Sellers the Purchase Price specified in 2(b)(i) above and will deliver to the Escrow Agent the Escrowed Deferred Payments specified in 2(b)(ii) above. All of the documents described in (i) and (ii) will be dated by Buyer's Counsel as of the Closing Date.

     3. Representations and Warranties Concerning the Transaction.

          (a) Representations and warranties Concerning the Transaction. Each of the Sellers represents and warrants to the Buyer, jointly and severally with the other Sellers, that the statements contained in this 3(a) are correct and complete as of the date of execution of this Agreement and will be correct and complete as of the Effective Date and as of the Closing Date, except as set forth in Annex I attached hereto.

          (i) Authorization of Transaction. Each of the Sellers has full power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Sellers, enforceable in accordance with its terms and conditions. The Sellers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which any of the Seller's is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of the Seller's is a party or by which he or she is bound or to which any of his or her assets is subject.

          (iii) Broker's Fees. The Sellers have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

          (iv) Company Shares. The Sellers hold of record and own beneficially the number of Company Shares set forth next to his or her name in 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. None of the Sellers is a party to any option, warrant, purchase right, or other contract or commitment that could require any Seller to sell, transfer or otherwise dispose of any capital stock of the Company (other than this Agreement). None of the Sellers is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company. Upon delivery of the certificates representing the Company Shares, Buyer will acquire valid, marketable title thereto, free and clear of any liens, encumbrances and claims of third parties.

          (v) Absence of Indebtedness and Claims. Except as set forth on Annex I attached hereto, none of the Sellers is indebted to the Company or any of its Affiliates, and is not indebted to any Seller or any of his or her Affiliates, if any, and no Seller has any claims against the Company.

     (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this 3(b) are correct and complete as of the date of execution of this Agreement and will be correct and complete as of the Effective Date and as of the Closing Date, except as set forth in Annex II attached hereto.

          (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.

          (ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Buyer is subject or any provision of its charter or bylaws or, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

          (iv) Broker's Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Sellers could become liable or obligated.

          (v) Investment. The Buyer is not acquiring the Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     (4) Representations and Warranties Concerning the Company. Each of the Sellers represents and warrants to the Buyer that the statements contained in this 4 are correct and complete as of the date of execution of this Agreement and will be correct and complete as of the Effective Date and as of the Closing Date, except as set forth in the disclosure schedule delivered by the Sellers to the Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this 4.

               (a) Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned, used, leased or operated by it, including, without limitation, all of its existing and proposed retail stores (collectively, "Store" in the singular or "Stores" in the plural), each of which is listed on 4(a) of the Disclosure Schedule and appropriately designated thereon as an existing or proposed Store location. Schedule 4(a) also lists each retail store or location at which the Company has ceased operating its business during the three
          (3) year period prior to the Most Recent Fiscal Month End, and the Company has no liability arising from any such retail store that the Company has ceased operating.

               Schedule 4(a) of the Disclosure Schedule lists the directors and officers of the Company. Cohen has delivered to the Buyer correct and complete copies of the charter and bylaws of the Company (as amended to date). Except as disclosed on Schedule 4(a), the minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors) are correct and complete in all material respects. Except as disclosed on Schedule 4(a), the stock record books of the Company are correct and complete in all respects and accurately reflect the record ownership and, to the knowledge of the Sellers, the beneficial ownership of all the outstanding Company Shares. The Company is not in default under or in violation of any provision of its charter or bylaws.

               The Company has one Subsidiary, AFGG, Inc., a Texas corporation ("AFGG"). AFGG is a dormant corporation and does not have any assets or liabilities, and has never had any operations in Texas or any other jurisdiction. Schedule 4(a) sets forth the interest of the Company and the capitalization of the Company's Subsidiary.

               (b) Capitalization. The entire authorized capital stock of the Company consists of one hundred ten thousand (110,000) Company Shares, of which ninety-seven thousand eight hundred (97,800) Company Shares are issued and outstanding and no Company Shares are held in treasury. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record as set forth in 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company which shall not have been terminated prior to the Closing.

               (c) Non-Contravention. Except as set forth on Schedule 4(c), neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement (including without limitation, any franchise agreement), contract, lease or sublease (including without limitation, any Store Lease or sublease), license, instrument or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Except as set forth on Schedule 4(c), the Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

               (d) Broker's Fees. The Company has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

               (e) Title to Assets. Except as set forth on Schedule 4(e), the Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

               (f) Financial Statements. Attached hereto as Exhibit D are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997 (the "Most Recent Fiscal Year End") for the Company; and (ii) unaudited balance sheets and statements of income (the "Most Recent Financial Statements") as of and for the four (4) months ended April 30, 1998 (the "Most Recent Fiscal Month End") for the Company.

               The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct); provided, however, that the Most Recent Financial Statements lack footnotes and other presentation items. Each of the matters set forth in 2(c) shall be true and correct upon and immediately after the Closing.

               (g) Events Subsequent to Most Recent Fiscal Year End. Except as set forth on Schedule 4(g), since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Company. Without limiting the generality of the foregoing, since that date:

                              (i) the Company has not sold, leased,  transferred
                      or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Company's Ordinary Course of Business;

                              (ii) the Company has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) outside the Company's Ordinary Course of Business;

                              (iii)  no  party   (including   the  Company)  has
                      accelerated, terminated, modified, or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases or licenses) involving more than $1,000.00 to which the Company is a party or by which any of them is bound;

                              (iv) the  Company  has not  granted  any  Security
                      Interest upon any of its assets, tangible or intangible;

                              (v)  the   Company   has  not  made  any   capital
                      expenditure (or series of related capital expenditures) either involving more than $1,000.00 or outside the Company's Ordinary Course of Business;

                              (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) either involving more than $1,000.00 or outside the Company's Ordinary Course of Business;

                              (vii) the Company has not issued any note, bond or
                      other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $1,000.00 singly or $5,000.00 in the aggregate;

                              (viii) the Company  has not  delayed or  postponed
                      the payment of accounts payable and other Liabilities outside the Company's Ordinary Course of Business;

                              (ix) the  Company has not  canceled,  compromised,
                      waived or released any right or claim (or series of related rights and claims) either involving more than $1,000.00 or outside the Company's Ordinary Course of Business;

                              (x) the  Company  has not  granted  any license or
                      sublicense of any rights under or with respect to any Intellectual Property except as set forth in ? 4(l)(iii) of the Disclosure Schedule setting forth each of the Company's franchise, sub-franchise, area developer and other similar documents.

                              (xi) there has been no change  made or  authorized
                      in the charter or bylaws of the Company;

                              (xii) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

                              (xiii) the Company has not declared, set aside, or
                      paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

                              (xiv) the Company has not  experienced any damage,
                      destruction, or loss (whether or not covered by insurance) to its property;

                              (xv) the  Company  has not  made  any loan to,  or
                      entered into any other transaction with, any of its directors, officers and employees outside the Company's Ordinary Course of Business;

                              (xvi) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                              (xvii) the Company has not granted any increase in
                      the base compensation of any of its directors, officers or employees outside the Company's Ordinary Course of Business;

                              (xviii)  the  Company  has not  adopted,  amended,
                      modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract or commitment for the benefit of any of its directors, officers or employees (or taken any such action with respect to any other Employee Benefit Plan);

                              (xix) the Company has not made any other change in
                      employment  terms for any of its  directors,  officers  or
                      employees   outside  the  Company's   Ordinary  Course  of
                      Business;

                              (xx) the  Company  has not made or pledged to make
                      any charitable or other capital contribution outside the Company's Ordinary Course of Business;

                              (xxi) there has not been any other material occurrence, event, incident, action, failure to act or transaction outside the Company's Ordinary Course of Business; and

                              (xxii) the Company has not committed to any of the
                      foregoing.

               (h) Undisclosed Liabilities. To the Knowledge of the Sellers, the Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Company's Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law), and (iii) other Liabilities, which are not, individually or in the aggregate, material to the Company. For purposes of this subsection (iii), the term "material" shall mean any Liabilities singly in excess of $2,500.00 or in the aggregate in excess of $10,000.00.

               (i) Legal Matters. To the Knowledge of the Sellers, the Company has complied, in all material respects, with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

               (j) Tax Matters. Except as disclosed on Schedule 4(j):s

                              (i) The Company has filed all Tax Returns  that it
                      was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                              (ii) The Company has  withheld  and paid all Taxes
                      required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                              (iii) None of the  Sellers,  directors or officers
                      (or employees responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers, the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority. 4(j) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Cohen has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company.

                              (iv) The  Company  has not waived  any  statute of
                      limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                              (v) The Company has not filed a consent under Code
                      Sec. 341(f) concerning collapsible corporations. The Company has not made any payments, nor is it obligated to make any payments, nor is it a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Company has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return or (B) has no Liability for the Taxes of any Person (other than the Company) under Treas. Reg. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                              (vi) 4(j) of the  Disclosure  Schedule  sets forth
                      the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby):

                         (A) the basis of the Company in its assets;

                         (B) the amount of any net operating  loss,  net capital
                    loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company.

                         (vii) The unpaid Taxes of the Company

                                       (A) did not, as of the Most Recent Fiscal
                              Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto); and

                                       (B)  do  not  exceed   that   reserve  as
                              adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

 .                     (k)     Real Property

                         (i) The  Company  does  not own any  real  property  or
                    interests in real property.

                         (ii) 4(k)(ii) of the Disclosure Schedule lists and describes briefly all real property (a) leased or subleased to the Company including without limitation, each of the leases or subleases covering the premises of each of the Stores (collectively, the "Store Leases"), and (b) leased or subleased by the Company to third parties, including the
                    Company's franchisees and area developers. Cohen has delivered to the Buyer correct and complete copies of the leases and the subleases listed in 4(k)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in 4(k)(ii) of the Disclosure
                    Schedule:

                                       (A) to the Knowledge of the Sellers,  the
                              lease  or  sublease  is  legal,  valid,   binding,
                              enforceable, and in full force and effect;

                                       (B)  subject to the  receipt of  consents
                              set forth in 4(k)(ii) of the Disclosure Schedule, to the Knowledge of the Sellers, the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, which transactions will not violate the terms thereof;

                                       (C) to the  Knowledge of the Sellers,  no
                              party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                       (D) to the  Knowledge of the Sellers,  no
                              party to the lease or sublease has repudiated any provision thereof;

                                       (E) to  the  Knowledge  of  the  Sellers,
                              there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                                       (F) to the Knowledge of the Sellers, with
                              respect to each sublease, the representations and warranties set forth in subsections (A) through
                              (E) above are true and correct with respect to the underlying lease;

                                       (G)  the   Company   has  not   assigned,
                              transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

                                       (H) to the Knowledge of the Sellers,  all
                              facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations.

                              (iii)   all   facilities   leased   or   subleased
                      thereunder are supplied with utilities and other services necessary for the operation of said facilities.

                      (l)     Intellectual Property

                              (i) The Company owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. 4(l)(i) of the Disclosure Schedule lists each item of Intellectual Property owned, licensed by or used by the Company, and sets forth whether it is owned or licensed to the Company.

                              (ii) To the Knowledge of the Sellers,  the Company
                      has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. The Company has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Sellers, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

                              (iii) The Company  has no patents or  applications
                      for registration. ? 4(l)(iii) of the Disclosure Schedule identifies each license, agreement or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Cohen has delivered to the Buyer correct and complete copies of all such registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer
                      correct  and   complete   copies  of  all  other   written
                      documentation evidencing ownership of each such item. 4(l)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in 4(l)(iii) of the Disclosure Schedule:

                                       (A)  the  Company  possesses  all  right,
                              title, and interest in and to the item, free and clear of any Security Interest, license or other restriction;

                                       (B)  the  item  is  not  subject  to  any
                              outstanding injunction, judgment, order, decree, ruling or charge;

                                       (C) no action, suit, proceeding, hearing,
                              investigation, charge, complaint, claim or demand is pending or to the Knowledge of any of the
                              Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

                                       (D)  the  Company  has  never  agreed  to
                              indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

                              (iv)   4(l)(iv)   of   the   Disclosure   Schedule
                      identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to any license, sublicense, agreement (including without limitation each franchise or related agreement to which the Company is a party), or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in 4(l)(iv) of the Disclosure Schedule:

                                       (A) the license,  sublicense,  agreement,
                              or permission covering the item is legal, valid, binding, enforceable and in full force and effect;

                                       (B) the license,  sublicense,  agreement,
                              or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                                       (C) to the  Knowledge of the Sellers,  no
                              party to the license, sublicense, agreement or permission is in breach or default, and to the Knowledge of the Sellers, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; and

                                       (D) no party to the license,  sublicense,
                              agreement  or  permission   has   repudiated   any
                              provision thereof;

                                       (E) to the Knowledge of the Sellers,  the
                              underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                                       (F) to the  Knowledge of the Sellers,  no
                              action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or is threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

                                       (G)  the  Company  has  not  granted  any
                              sublicense or similar right with respect to the license, sublicense, agreement or permission.

                              (v) To the Knowledge of the Sellers, the Intellectual Property of the Company will not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.

          (m) Tangible assets. The Company owns or leases all premises, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

          (n) Inventory. The inventories and supplies of the Company are merchantable and fit for the purpose for which they were procured, and none of which is slow-moving, obsolete, damaged or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

          (o) Contracts. 4(o) of the Disclosure Schedule lists the following contracts and other agreements to which the Company is a party:

               (i) each contract or agreement of any kind or nature entered into by any of the Company and Affiliates thereof, with any franchisee, sub-franchisee or area developer of the Company or any officer, principal, owner, shareholder or representative of any such franchisee or area developer;

               (ii) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $1,000.00 per annum;

               (iii) any agreement (or group of related agreements) for the purchase or sale of materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company, or involve consideration in excess of $1,000.00;

               (iv) any agreement concerning a partnership or joint venture;

               (v) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $1,000.00 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

               (vi) any agreement concerning confidentiality or noncompetition;

               (vii) any agreement with any of the Sellers or their Affiliates (other than the Company);

               (viii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers or employees;

               (ix) any collective bargaining agreement;

               (x) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $15,000.00 or providing severance benefits;

               (xi) any agreement under which it has advanced or loaned any amount to any of its directors, officers or employees;

               (xii) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

               (xiii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $1,000.00.

          Cohen has delivered to the Buyer a correct and complete copy of each written agreement listed in 4(o) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in 4(o) of the
          Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and, to the Knowledge of the Sellers, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (D) neither the Company, nor to the Knowledge of the Sellers, has any other party repudiated any provision of the agreement.

               (p) Notes and Accounts Receivable. All notes and accounts receivable of the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

               (q) Powers of Attorney. Except as set forth in 4(q) of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

               (r) Insurance. 4(r) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years:

               (i) the name, address, and telephone number of the agent;

               (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

               (iii) the policy number and the period of coverage;

               (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount of coverage; and

               (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

          With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms through the date of the Closing; (C) neither the Company, nor to the Knowledge of the Sellers, is any other party to the policy in breach or default (including with respect to the payment of premiums or the giving of notices), and, to the Knowledge of the Sellers, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) neither the Company, nor to the Knowledge of the Sellers, has any other party to the policy repudiated any provision thereof. The Company has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. 4(r) of the Disclosure Schedule describes any self-insurance arrangements affecting the Company.

               (s) Litigation. 4(s) of the Disclosure Schedule sets forth each instance in which any of the Sellers and the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in 4(s) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Company. None of the Sellers has any reason to believe that any such action, suit, proceeding, hearing or investigation may be brought or threatened against the Company.

               (t) Product Warranty. Each product made, sold or delivered by the Company has been in conformity with all applicable laws, statutes, regulations, retail food industry standards, and to the Knowledge of the Sellers, the Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for damages in connection therewith.

               (u) Product Liability. To the Knowledge of the Sellers, the Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against giving rise to any Liability) arising out of any injury to individuals or property as a result of the possession, consumption or use of any product made, sold or delivered by the Company.

               (v) Employees

                    (i) To the  Knowledge  of the  Sellers,  no  executive,  key employee (including any Store manager), or group of employees has any plans to terminate employment with the Company. To the Knowledge of the Sellers, the Company has not committed any unfair labor practice.

                    (ii) 4(v)(ii) of the Disclosure Schedule sets forth the accrued vacation and sick and personal leave (if any) of each of the Company's employees.

               (w) Employee Benefit

                    (i) 4(w) of the  Disclosure  Schedule  lists  each  Employee
               Benefit Plan that the Company maintains or to which the Company contributes.

                         (A) Each such  Employee  Benefit Plan (and each related
                    trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                         (B) All required  reports and  descriptions  (including
                    Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                         (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                         (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received, within the last four years, a favorable determination letter from the Internal Revenue Service.

                         (E) The market value of assets under each such Employee
                    Benefit Plan which is an Employee Pension Benefit Plan equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                         (F) The Seller has  delivered to the Buyer  correct and
                    complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                    (ii) With  respect to each  Employee  Benefit  Plan that the
               Company maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

                         (A) No such Employee  Benefit Plan which is an Employee
                    Pension Benefit Plan has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted or threatened.

                         (B) There  have been no  Prohibited  Transactions  with
                    respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the Seller and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                         (C) The  Company  has  not  incurred,  and  none of the
                    Seller and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any reason to expect that the Company will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                    (iii) The Company does not contribute to, never has contributed to, and never has been required to contribute to, any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                    (iv) The Company does not maintain,  never has maintained or contributed to, and never has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

               (x) Guaranties. The Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

               (y) Environment, Health, and Safety

                    (i) To  the  Knowledge  of  the  Sellers,  the  Company  has
               complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply. To the Knowledge of the Sellers, without limiting the generality of the preceding sentence, the Company has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                    (ii) To the  Knowledge  of the  Sellers,  the Company has no
               Liability (and none of the Company and its predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                    (iii) To the Knowledge of the Sellers,  all  properties  and equipment used in the business of the Company have been free of asbestos, PCBs, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

               (z) Certain Business Relationships with the Company. Except as disclosed in ? 4(z) of the Disclosure Schedule, none of the Sellers has been involved in any business arrangement or relationship with the Company within the past 12 months, and none of the Sellers owns any asset, tangible or intangible, which is used in the business of the Company.

               (aa) Disclosure. The representations and warranties contained in this 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this 4 not misleading.

          5. Pre-Closing Convenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

               (a) General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in 7 below).

               (b) Notices and Consents. The Sellers will cause the Company to give any notices to third parties, and will cause the Company to use its best efforts to obtain any third-party consents, that the Buyer may request in connection with the matters referred to in ? 4(c) above. Each of the Parties will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in 3(a)(ii), 3(b)(iii), and 4(c) above.

               (c) Operations of Business. Except as disclosed on 5(c) of the Disclosure Schedule, the Sellers will not cause or permit the Company to engage in any practice, take any action or enter into any transaction outside the Company's Ordinary Course of Business. Without limiting the generality of the foregoing, except with the written consent of the Buyer, or as disclosed on 5(c) of the Disclosure Schedule, the Sellers will not cause or permit the Company to:

                    (i) sell, lease, transfer or assign any of its assets, tangible or intangible, other than the sale of its inventory in the Company's Ordinary Course of Business;

                    (ii) enter into, or terminate, modify, accelerate or cancel, any agreement, contract, lease or license to which the Company is a party or by which it is bound;

                    (iii) grant or permit any new Security Interest to be imposed upon any of its assets, tangible or intangible;

                    (iv) close, or permit the closure of, any of its stores or other premises upon which any of its business operations are presently conducted; commit to or acquire any new store or new store sites;

                    (v) fail to maintain  inventories and supplies necessary for the proper and continuing conduct of the Company's operations before and after the Closing in the manner in which it is presently conducted;

                    (vi) make any  capital  expenditure  (or  series of  related capital expenditures) other than in the Company's Ordinary Course of Business;

                    (vii) make any  capital  investment  in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

                    (viii) issue any note, bond or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

                    (ix) delay or postpone  the payment of accounts  payable and other Liabilities outside the Company's Ordinary Course of Business;

                    (x) cancel, compromise,  waive or release any right or claim
               (or series of related rights and claims);

                    (xi) grant any license or  sublicense of any rights under or with respect to any Intellectual Property;

                    (xii) make or authorize  any change in the charter or bylaws of the Company;

                    (xiii) issue, sell or otherwise dispose of the Company's capital stock, or grant any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) the Company's capital stock;

                    (xiv) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock (whether in cash or in kind) or redeem, purchase or otherwise acquire any of its capital stock;

                    (xv) make any loan to, or enter  into any other  transaction or agreement with, any of its directors, officers and employees outside the Company's Ordinary Course of Business;

                    (xvi) make any distributions other than in the ordinary course of business for payroll expenditures;

                    (xvii) grant any increase in the  compensation of any of its directors, officers and employees; or adopt, amend, modify or terminate any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or take any such action with respect to any other Employee Benefit Plan); or make any other change in employment terms for any of its directors, officers, and employees;

                    (xviii)   otherwise   take  any  action  or  engage  in  any
               transaction outside the Company's Ordinary Course of Business; or

                    (xix) otherwise engage in any practice,  take any action, or enter into any transaction of the sort described in 4(g) above.

               (d) Preservation of Business. Except as disclosed on 5(d) of the Disclosure Schedule, the Sellers will cause the Company to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

               (e) Full Access. The Sellers will permit, and the Sellers will cause the Company to permit, representatives of the Buyer to have full access to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Company at all reasonable times.

               (f) Notice of developments. The Sellers will give (or will cause to be given) prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in 4 above. Each Party will give prompt written notice to the other Parties of any material adverse development causing a breach of any of his or its own representations and warranties in 3 above. No disclosure by any Party pursuant to this 5(f), however, shall be deemed to amend or supplement Annex I, Annex II, or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

               (g) Exclusivity. Prior to the earlier of the termination of this Agreement in accordance with 9 below or the Closing Date, the Sellers will not (and the Sellers will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, the Company (including any acquisition structured as a merger, consolidation, or share exchange); or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing; or (iii) vote their Company Shares in favor of any such acquisition, whether structured as a merger, consolidation, or share exchange. The Sellers will promptly notify (and will cause the Company to promptly notify) the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

               (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under 8 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to the Company.

               (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under ? 8 below).

               (c) Transition. The Sellers will not (and will not permit the Company to) take any action that is designed or intended to have the effect of discouraging any lessor, sublessor, sub-lessee, licensor, licensee, franchisee, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. The Sellers will refer all customer and vendor inquiries relating to the businesses of the Company to the Buyer from and after the Closing. In addition, Cohen agrees to provide reasonable personal post-Closing transition assistance to the Company, commencing on the Closing Date through and including the anniversary date hereof in 2002. The Company shall be responsible for paying to Cohen any reasonable expenses for such assistance but shall not otherwise compensate Cohen for such assistance.

               (d) Confidentiality. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or her possession. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, such Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal, such Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or her best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

               (e) Covenant Not to Compete. Cohen will not "directly or indirectly compete" with the Buyer for a period of four (4) years from and after the Closing Date. For purposes of this Agreement, the phrase "directly or indirectly compete" shall include: (i) owning, managing, operating, or controlling, or participating in the ownership, management, operation, or control of, or being connected with or having any interest in, as a stockholder, director, officer, employee, agent, consultant, assistant, advisor, sole proprietor, partner or otherwise, other than as a franchisee of the Buyer or an Affiliate of the Buyer, (A) any mall-based business involving the retail sale of cookies, pretzels, cinnamon rolls or bread products (collectively, a "Mall-Based Competing Business"), or (B) any non-mall based business involving the retail sale of cookies, pretzels or cinnamon roll products (collectively, a "Non-Mall-Based Competing Business"); and
          (ii) soliciting or attempting to solicit the services of any employee of the Buyer or any affiliate of the Buyer; provided, however, that Cohen shall not be deemed to be "directly or indirectly competing" with Buyer:

                    (i) if Cohen is the owner of less than 1% of the outstanding stock of any publicly traded corporation and he shall not be deemed to engage solely by reason thereof in any of its businesses;

                    (ii) so long as  Cohen  has not  breached  the  solicitation provisions set forth above and has affirmatively encouraged each of such individuals to continue his employment with the Buyer or an Affiliate of the Buyer, Cohen shall not be prohibited from providing financing for, owning up to twenty-five percent (25%) of, or rendering consulting services to, any business other than a Mall-Based Competing Business or Non-Mall-Based Competing Business (or as a franchisee of the Buyer or an Affiliate of the Buyer) organized and principally owned by any one or more of the following five named individuals: Jerome E. Mouton, Steven J. Bryan, Jason A. Piltzmaker, Robert Fortner and Steve Backstrom; or

                    (iii) if Cohen is  providing  consulting  services  to (A) a mall-based business that is not a Mall-Based Competing Business, or (B) a Non-Mall- Based Competing Business so long as its cookie, pretzel and cinnamon roll product sales, in the aggregate, do not at any time exceed five percent (5%) of its total sales.

               If the final judgment of a court of competent jurisdiction declares that any term or provision of this ? 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          7. Conditions to Obligation to Close

               (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                    (i) the representations and warranties set forth in 3(a) and
               4 above shall be true and correct in all material respects at and as of the Closing Date;

                    (ii) each of the Sellers  shall have  performed and complied with all of his or her covenants hereunder in all material respects through the Closing;

                    (iii) the Company shall have procured all of the third party consents specified in 5(b) above including without limitation, consent of each of the Company's landlords and GACC with respect to each of the Store Leases (including those listed on 4(c) of the Disclosure Schedule), all of which shall be satisfactory to the Buyer;

                    (iv) no  action,  suit,  or  proceeding  shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would

                         (A) prevent consummation of any of the transactions contemplated by this Agreement;

                         (B) cause any of the transactions  contemplated by this
                    Agreement to be rescinded following consummation;

                         (C) affect  adversely the right of the Buyer to own the
                    Company Shares and to control the Company; or

                         (D) affect  adversely  the right of the  Company to own
                    its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                    (v) each of the Sellers shall have  delivered to the Buyer a certificate to the effect that each of the conditions specified above in 7(a)(i)-(iv) above is satisfied in all respects;

                    (vi) the  Parties and the Company  shall have  received  all other authorizations, consents, and approvals of governments and governmental agencies referred to in 3(a)(ii), 3(b)(ii), and 4(c) above;

                    (vii) the Buyer  shall  have  received  from  counsel to the
               Sellers an opinion substantially in the form set forth in Exhibit E attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                    (viii) at least five (5) business days prior to the Closing, the Buyer shall have received the resignations, effective as of the Closing, of the Company's directors and the officers set forth on 7(a)(viii) of the Disclosure Schedule;

                    (ix) the Buyer shall have  obtained on terms and  conditions satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby and the Related Transactions;

                    (x) the  closing of each of the Related  Transactions  shall have occurred, or each of the conditions for the closing of the Related Transactions concurrently with the Closing of the transactions contemplated by this Agreement shall have been satisfied or waived to the Buyer's satisfaction;

                    (xi) the Franchisee  Litigation shall have been settled upon terms and dismissed with prejudice and on the merits pursuant to documents executed and satisfactory to the Buyer;

                    (xii) the Buyer's due diligence investigation of the Sellers and the Company shall have been completed to the Buyer's satisfaction;

                    (xiii) all actions to be taken by the Sellers in  connection with consummation of the transactions contemplated hereby, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby, will be reasonably satisfactory in form and substance to the Buyer;

                    (xiv) the capital stock of AFGG, Inc. shall have been transferred by the Company to Cohen or his designee pursuant to instruments satisfactory to the Buyer;

                    (xv) all voting  trusts,  proxies  and other  agreements  or understandings with respect to the voting of the capital stock of the Company shall have been terminated before the Closing;

                    (xvi) the Sellers shall deliver to the Buyer stock certificates representing all of the issued and outstanding Company Shares, endorsed in blank or accompanied by duly executed assignment documents;

                    (xvii) the  Company  and Cohen  shall have  entered  into an agreement with the landlord under the Office Suite Lease, satisfactory to the Buyer, removing the Company as a party thereto, providing for the release of the Company from all past and future duties, obligations and liabilities thereunder, and providing for the Buyer's use of two offices without charge to the Buyer as mutually agreed therein for the lesser of a period of one year after the Closing Date or so long as Cohen or an Affiliate of Cohen is a tenant thereunder; and

                    (xviii) the Company and the Sellers  shall deliver the stock book, stock ledger, minute book, and corporate seal of the Company.

          The Buyer may waive any condition specified in this 7(a) if it executes a writing so stating at or prior to the Closing. Notwithstanding the foregoing, the Parties agree that the satisfaction of the conditions at the Closing set forth in 7(a)(iii), (x), and
          (xi), and the Closing of the transactions contemplated by this Agreement are intended to occur simultaneously. Therefore, if all of the conditions set forth in this section 7(a) (other than those set forth in 7(a)(iii), (x) and (xi)) are satisfied at the Pre-Closing and remain satisfied through the Closing, then all conditions set forth in this 7(a) shall be deemed to have been satisfied when the conditions in 7(a)(iii), (x), and (xi) have been satisfied.

               (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                    (i) the  representations  and  warranties  set forth in 3(b)
               above shall be true and correct in all material respects at and as of the Closing Date;

                    (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                    (iii) no action,  suit,  or  proceeding  shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction for before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                    (iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in 7(b)(i)-(iii) above is satisfied in all respects;

                    (v) the  Parties  and the Company  shall have  received  all other authorizations, consents, and approvals of governments and governmental agencies referred to in 3(a)(ii), 3(b)(iii), and 4(c) above;

                    (vi) the Company shall have transferred the Excluded Assets, described on Schedule 7(b)(vi) attached hereto, to Cohen prior to the Closing Date;

                    (vii) the closing of each of the Related  Transactions shall have occurred, or each of the conditions for the closing of the Related Transaction concurrently with the closing of the transactions contemplated by this Agreement shall have been satisfied or waived to the Sellers' satisfaction; and

                    (viii) all  actions  to be taken by the Buyer in  connection with consummation of the transactions contemplated hereby, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby, will be reasonably satisfactory in form and substance to the Sellers.

          The Sellers may waive any condition specified in this 7(b) if all of them execute a writing so stating at or prior to the Closing.

          8. Remedies for Breaches of This Agreement

               (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two (2) years thereafter, except for representations regarding the Company's Tax Liabilities, which representations will expire and be terminated on the date of expiration of the statute of limitations for collection of such Tax Liabilities.

               (b) Indemnification Provisions for Benefit of the Buyer. Cohen and Mildred S. Cohen, jointly and severally, shall indemnify, save and hold harmless each of the Buyer, its Affiliates and each of its officers, directors, employees, agents, legal representatives, advisors, consultants, successors and assigns (collectively, the "Buyer Indemnified Parties"), from any Adverse Consequences suffered or incurred by any of them to the extent arising from, out of or in any manner connected with or based on:

                    (i) any breach of any of the representations, warranties and covenants of any of the Sellers contained in this Agreement, in the Disclosure Schedule or in any certificate, instrument or other document delivered pursuant hereto or thereto;

                    (ii) any breach of any covenant of any of the Sellers contained in this Agreement requiring performance after the Closing Date; and

                    (iii) any  Liability  of the Company for the unpaid Taxes of any Person (other than the Company) under Treas. Reg. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          In addition, Cohen and Mildred S. Cohen, jointly and severally, agree to indemnify, save and hold harmless the Buyer, its Affiliates and the Buyer Indemnified Parties from any Adverse Consequences arising out of each of the Tax Matters described in Schedule 4(j).

               (c) Indemnificaiton Provision for Benefit of the Sellers. Subject to the provisions of 8(b) and 8(d), the Buyer shall indemnify, save and hold harmless each of the Sellers and their respective heirs, legal representatives, agents, advisors, consultants, successors and assigns (collectively the "Seller Indemnified Parties"), up to a maximum of $1,000,000 in the aggregate, from and against all Adverse Consequences arising from, out of or in any manner connected with or based on:

                    (i) any breach of any of the Buyer's representations, warranties and covenants contained in this Agreement, in the Disclosure Schedule or in any certificate, instrument or other document delivered pursuant hereto or thereto;

                    (ii) any breach of any  covenant of the Buyer  contained  in this Agreement requiring performance after the Closing Date; and

                    (iii) any Adverse Consequence arising after the Closing Date under Store Leases (but not under the Office Suite Lease) under which Cohen remains a party or guarantor after the Closing; provided, however, the $1,000,000 limitation in this ?8(c) shall not apply to the Buyer's indemnification obligations under this clause (iii).

               (d) Indemnification Limitations Notwithstanding the foregoing to the contrary, (i) none of the Sellers shall be required to indemnify the Buyer Indemnified Parties from any Adverse Consequences pursuant to 8(b) until any of the Buyer Indemnified Parties has suffered Adverse Consequences in excess of a $100,000.00 aggregate threshold; and (ii) the aggregate liability of the Sellers to the Buyer pursuant to this 8 shall not exceed $1,000,000. For purposes of clause (i) above, the Seller shall be obligated to indemnify the Buyer for the first $100,000 of Adverse Consequences only if arising from (i) unpaid rent (including percentage rent accrued up to the Closing Date), defaults or other claims arising from time periods prior to the Closing Date; or (ii) Taxes; provided that the Sellers, jointly and severally, agree to indemnify, save and hold harmless the Buyer, its Affiliates and the Buyer Indemnified Parties from any Adverse Consequences arising of out the Tax Matters described in Schedule 4(j) on a dollar-for-dollar basis.

               (e) Matters Involving Third Parties

                    (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this 8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                    (ii) Any  Indemnifying  Party  will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as

                         (A) the  Indemnifying  Party  notifies the  Indemnified
                    Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim;

                         (B) the  Indemnifying  Party  provides the  Indemnified
                    Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder;

                         (C) the Third Party Claim  involves  only money damages
                    and does not seek an injunction or other equitable relief;

                         (D) settlement of, or an adverse  judgment with respect
                    to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party; and

                         (E) the Indemnifying  Party conducts the defense of the
                    Third Party Claim actively and diligently.

                    (iii) So long as the  Indemnifying  Party is conducting  the defense of the Third Party Claim in accordance with 8(c)(ii) above,

                         (A)  the   Indemnified   Party  may   retain   separate
                    co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim;

                         (B) the Indemnified Party will not consent to the entry
                    of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably); and

                         (C) the  Indemnifying  Party  will not  consent  to the
                    entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                    (iv) In the event any of the conditions in 8(c)(ii) above is or becomes unsatisfied, however,

                                       (A)  the  Indemnified  Party  may  defend
                              against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith);

                                       (B)   the   Indemnifying   Parties   will
                              reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses); and

                                       (C) the Indemnifying  Parties will remain
                              responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this 8.

                    (f) Determination of Adverse Consequences. The Parties shall take into account the time cost of money in determining Adverse Consequences for purposes of this 8.

                    (g)  Officer/Director  Indemnification.  The Buyer covenants and agrees that it will cause the Company to perform the Company's obligations with respect to indemnification of the Sellers who are officers or directors of the Company (as existing up to the Closing Date) to the extent required by the Company's Articles of Incorporation, Bylaws, and the Delaware General Corporation Law (the "Corporate Code") as existing on the Closing Date. Notwithstanding anything in this Agreement to the contrary, and except as set forth in the next sentence, the sole obligation with respect to indemnification of officers and directors of the Company shall be as set forth in the preceding sentence, and Buyer shall have no personal obligation to indemnify such officers and directors; however, Buyer hereby agrees that it shall indemnify those Sellers that were officers and directors of the Company existing up to the Closing Date, to the extent required by the Articles of Incorporation, Bylaws, and the Corporate Code, for all claims and damages arising after the Closing Date and attributable to conduct or omissions of the Company arising after the Closing Date. The indemnification set forth in this subsection (g) is subject to the following limitations: (i) no Seller shall be entitled to indemnification in the event that the claim for indemnification results from a breach of a representation, warranty, or covenant made by any Seller; and (ii) shall not exceed $250,000, in the aggregate for all Sellers (together with any non-Seller officers and/or directors of the Company who receive indemnification other than through this Agreement).

                    (h) Certain Off-Set Rights. At the Buyer's election, payments, if any, to be made by Cohen and Mildred S. Cohen under this 8 may be made by reducing, on a dollar-for-dollar basis, any unpaid balance of any of the Escrowed Deferred Payments, by the amount of all or any portion of any Adverse Consequences the Buyer may suffer or incur. All such indemnification payments under this 8 shall be deemed adjustments to the Purchase Price. Notwithstanding the foregoing, before any set-off rights may be exercised, the Buyer shall give written notice to Cohen (and to the Escrow Agent so long as it holds or controls any Escrow Funds) of any claim for indemnification hereunder, specifying in reasonable detail the grounds for indemnification and the amount of the set-off, and Cohen may object to any such set-off by delivering his written objection to the Buyer (and to the Escrow Agent so long as it holds or controls any Escrow Funds) within thirty (30) days after Cohen's receipt of the Buyer's notice. If Cohen fails to object within the thirty (30) day period specified, Cohen and Mildred S. Cohen shall waive any right to object to the Buyer's right of indemnification hereunder or the amount of the set-off. If Cohen disputes either the Buyer's right to indemnification, or the amount of the set-off, or both, then Escrow Agent shall retain the amount of the set-off pending resolution of the dispute, and Buyer and Seller shall negotiate in good faith to resolve all issues in dispute. If, after a period of thirty (30) days following the date on which Cohen and Mildred S. Cohen give Buyer notice of their objection to Seller's indemnification hereunder, any such matter remains in dispute, the parties shall employ the dispute resolution procedures set forth in 10 of this Agreement. Each such Party agrees to make available to the other Party and the attorneys and accountants of the other such Party, within a reasonable time after a request is made, all books and records which are reasonably required by such requesting Party to evaluate a claim for indemnification or objection hereunder.

                    (i) Other Indemnification Provisions. The foregoing indemnification, set off and recoupment provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Buyer may have for breach of a representation, warranty or covenant.

                    (j) Seller's Release of Claims.  Effective as of the Closing
               Date, each of the Sellers hereby (i) releases, acquits and forever discharges the Company from any and all liabilities, obligations, indebtedness, claims, demands, actions or causes of action arising from or relating to any event, occurrence, act, omission or condition occurring or existing on or prior to the Closing Date, including, without limitation, any claim for indemnity or contribution from the Company in connection with the obligations or liabilities of the Sellers hereunder, except for
               (A) the indemnification provided by 8(c) hereof and any other contractual obligations of the Buyer to the Sellers set forth in this Agreement, and (B) interests in benefit plans to which any of the Sellers are entitled; (ii) waives all breaches, defaults or violations of each agreement, if any, among or between shareholders applicable to the Company Shares and agrees that any and all such agreements are terminated as of the Closing Date, and (iii) waives any and all preemptive or other rights to acquire any shares of stock of the Company and releases any and all claims arising in connection with any prior default, violation or failure to comply with or satisfy any such preemptive or other rights.

                    (k) Release and  Indemnification  from Guarantie.  The Buyer shall use reasonable efforts and cooperate with the Sellers to have each of the Sellers released, as of the Closing Date, from all guaranties (including any pledges of assets by any of them for debts or obligations of the Company) listed on 4(x) of the Disclosure Schedule attached hereto. From and after the Closing, Buyer will defend, indemnify and hold each of the Sellers and the Company harmless from and against any claims made or threatened to be made, or loss incurred, in connection with any such guaranty, which obligations shall be separate and apart from those provided in 8.

               9. Termination

                    (a) Termination of Agreement. The Parties may terminate this
               Agreement as provided below:

                         (i) The Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                         (ii) The Buyer may terminate this Agreement at any time
                    prior to the Closing by giving written notice to the Sellers if the Buyer is not satisfied in its sole discretion with the results of its continuing business, legal and accounting due diligence investigation regarding the Company;

                         (iii) The Buyer may terminate  this Agreement by giving
                    written notice to the Sellers at any time prior to the Closing (A) in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach; or (B) if the Closing shall not have occurred on or before September 30, 1998, by reason of the failure of any condition precedent under 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

                         (iv) The Buyer may terminate  this  Agreement by giving
                    written notice to the Sellers at any time prior to the Closing in the event that any of the Related Transactions shall be terminated or fail to close for any reason, including without limitation, any cause, action or reason attributable to the Buyer; and

                              (v) The Sellers,  owning,  collectively,  not less
                      than 95% of the Company Shares acting collectively, may terminate this Agreement on behalf of all Sellers (and under such circumstance this Agreement shall terminate with respect to all Sellers) by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Buyer of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach; or (B) if the Closing shall not have occurred on or before September 30, 1998, by reason of the failure of any condition precedent under 7(b) hereof (unless the failure results primarily from any of the Sellers breaching any representation, warranty, or covenant contained in this Agreement).

                    (b) Effect of Termination. If any Party terminates this Agreement pursuant to 9(a) above, all rights and obligations of the Parties under this Agreement and the Escrow Agreement shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

               10. Miscellaneous

                    (a) Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

                    (b) No Third-Party  Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                    (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                    (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                    (e)  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                    (f)  Headings.   The  section  headings  contained  in  this
               Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                    (g) Notices.  All notices,  requests,  demands,  claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

             If to any of the Sellers: Deblan Corporation
                              c/o Lawrence J. Cohen
                              8300 F.M. 1960 West, Suite 300
                              Houston, TX 77070

             Copy to:        Chamberlain, Hrdlicka, White, Williams & Martin
                             ATTN:  James J. Spring, III
                             1400 Two Allen Center
                             1200 Smith Street
                             Houston, TX 77002-4310

             If to the Buyer:Mrs. Fields' Original Cookies, Inc.
                             ATTN: Legal Department
                             2855 E. Cottonwood Parkway, Suite 400
                             Salt Lake City, UT 84121

             Copy to:        Jones, Waldo, Holbrook & McDonough
                             ATTN: Glen D. Watkins
                             1500 Wells Fargo Plaza
                             170 So. Main Street
                             Salt Lake City, UT 84101


         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

               (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

               (i) Amendments and waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and each of the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

               (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

               (k) Expenses.  Each of the Parties will bear his or its own costs
          and  expenses   (including  legal  fees  and  expenses)   incurred  in
          connection with this Agreement and the transactions contemplated hereby.

               (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

               (m) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

               (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

               (o) Dispute Resolution. Any dispute arising out of or relating to this Agreement, including, but not limited to, claims for indemnification pursuant to Section 8 shall be resolved in accordance with the procedures specified in this Section 10, which shall be sole and exclusive procedures for the resolution of any such disputes.

                    (i) The parties  shall  attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between the Seller and his appointed representatives and executives of the Buyer who, if possible, are at a higher level of management than the persons with direct responsibility for administration of this Agreement.

                         (A) Any Party may give the other Party  written  notice
                    of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice, the receiving Party shall submit to the other a written response. The notice and response shall include (1) a statement of each Party's position and a summary of arguments supporting that position, and (2) the name and title of the executive who will represent that Party and of any other person who will accompany the executive. Within 30 days after delivery of the disputing Party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one Party to the other will be honored.

                         (B) If the  matter  has  not  been  resolved  by  these
                    persons within sixty (60) days of the disputing Party's notice, or if the parties fail to meet within thirty (30) days of the disputing Party's notice, either Party may initiate mediation as provided hereinafter.

                         (C)  All  negotiations  pursuant  to  this  clause  are
                    confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State rules of evidence.

                    (ii) If the dispute has not been resolved by  negotiation as provided herein, the Parties shall endeavor to settle the dispute by nonbinding mediation and to bear equally the costs of the mediation. The Parties will jointly appoint a mutually acceptable mediator promptly after a request for mediation is made by any Party. The Parties agree to participate in the mediation and all related negotiations in good faith.

                    (iii) If the  dispute has not been  resolved by  non-binding means as provided herein within 90 days of the initiation of such procedure, either Party may initiate litigation (upon 30 days' written notice to the other Party); provided, however, that if one Party has requested the other to participate in a non-binding procedure and the other has failed to participate, the requesting Party may initiate litigation before expiration of the above period.

                    (iv) The  procedures  specified  in this 10(o)  shall be the sole and exclusive procedures for the resolution of disputes between the Parties arising out of or relating to this Agreement; provided, however, that a Party, without prejudice to the above procedures, may file a complaint (for statute of limitations or venue reasons) or to seek temporary or preliminary injunctive or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the Parties will continue to participate in good faith in the procedures specified in this Section.

                    (v) All applicable  statues of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this Section are pending. The Parties will take such action, if any, required to effectuate such tolling.

                    (vi) Each Party is  required  to  continue  to  perform  its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement.

               (p) Submission to Juridiction. Any action or proceeding arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting (i) in Salt Lake City, Utah, with respect to actions or proceedings in which the Buyer is named as a defendant, or (ii) in Houston, Texas, with respect to actions or proceedings in which any of the Sellers is named as a defendant. Each of the Parties submits to the jurisdiction of any such state or federal court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

               (q) Attorney's Fees. Should any litigation be commenced with respect to any matters governed by this Agreement or the Escrow Agreement, the Party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such Party's attorneys' fees and expenses determined by the court in such litigation.

               (r) Joinder of Spouse. The spouse of certain of the Sellers is executing this Agreement to acknowledge its fairness and that it is in such spouse's best interests to bind such spouse's community property interest, if any, to the terms of this Agreement.


         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


         BUYER:                  MRS. FIELDS' ORIGINAL COOKIES, INC.


                                  By:/s/Michael R. Ward

                                  Its: VP


         SELLERS:

                                /s/Lawrence J. Cohen
                                Lawrence J. Cohen


                                /s/Mildred S. Cohen
                                Mildred S. Cohen



                                /s/Jerome E. Mouton
                                Jerome E. Mouton

                                /s/Martha Mouton
                                [SPOUSE]



                                 /s/Steven J. Bryan
                                 Steven J. Bryan



                                 /s/Elizabeth R. Bryan
                                 [SPOUSE]


                                 /s/Jason A. Piltzmaker
                                 Jason A. Piltzmaker



                                 /s/Michele Piltzmaker
                                 [SPOUSE]